UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)
(210) 312-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 2, 2020, Mr. Darren Glatt resigned as director of Rackspace Technology, Inc. (the “Company”) and a member of the compensation committee on which he served, effective immediately. The resignation has been accepted by the chairman of the Company’s board of directors. Mr. Glatt’s departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to that certain Amended and Restated Investor Rights Agreement, dated as of August 4, 2020, by and among the Company, Searchlight Capital II, L.P., Searchlight Capital II PV, L.P. (together with Searchlight Capital II, L.P., “Searchlight”) and AP VIII Inception Holdings, L.P., as long as Searchlight continues to hold at least 50% of the shares of the Company’s common stock that Searchlight originally received in connection with the acquisition of Rackspace Hosting, Inc. (subject to any equitable adjustments), Searchlight will have the right to designate one director to the Company’s board of directors. Searchlight has indicated that it does not currently intend to designate another individual to the Company’s board of directors but reserves its right to do so in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	December 4, 2020	By:	/s/ Amar Maletira
Amar Maletira
President and Chief Financial Officer